SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2005 (November 5, 2004)

OCA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13457	72-1278948

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3850 N. Causeway Boulevard, Suite 800 Metairie, Louisiana	70002

(Address of Principal Executive Offices)	(Zip Code)

(504) 834-4392
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed from Last Report)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 5, 2004, the Compensation Committee (the “Committee”) of the Board of Directors of OCA, Inc. (the “Company”) granted restricted shares and stock options to purchase shares of the Company’s common stock to executive officers of the Company, pursuant to the Company’s Amended and Restated 1994 Incentive Stock Plan (“Stock Incentive Plan”), as follows: 90,250 shares of restricted stock and 90,250 stock options to the Company’s Chief Executive Officer, Bartholomew F. Palmisano, Sr.; 78,250 shares of restricted stock and 78,250 stock options to the Company’s Chief Operating Officer, Bartholomew F. Palmisano, Jr.; 62,500 shares of restricted stock and 62,500 stock options to the Company’s Executive Vice President, Dr. Dennis J. L. Buchman; and 19,000 shares of restricted stock and 19,000 stock options to the Company’s Chief Financial Officer, David E. Verret. The exercise price under the stock options is $4.40 per share, the closing price per share of the Company’s common stock reported on the New York Stock Exchange on the date of grant. The stock options will vest and become exercisable ratably in 20% annual increments over five years, beginning on November 5, 2005. The shares of restricted stock will become fully vested on November 5, 2009. The stock options and restricted stock awards are subject to the terms of the Company’s Stock Incentive Plan.

The Committee also eliminated the automatic annual grant of options to purchase 3,717 shares of the Company’s common stock to non-employee directors of the Company under the Company’s 1994 Non-Qualified Stock Option Plan for Non-Employee Directors, and authorized a grant of 3,717 restricted shares of the Company’s common stock to each of the Company’s non-employee directors on the date of the Company’s 2005 annual meeting of stockholders. The restricted shares are subject to forfeiture if the director ceases to serve on the Company’s Board of Directors prior to the expiration of three years following the date of grant, except in the case of death or disability of the director. The restricted stock is subject to the terms of the Company’s Stock Incentive Plan.

On December 30, 2004, the Committee approved an increase in the compensation of the Company’s executive officers in order to be able to attract and retain qualified executives. The base salary levels of the Company’s executive officers have been set as follows, effective January 1, 2005: $300,000 to the Company’s Chief Executive Officer, Bartholomew F. Palmisano, Sr.; $225,000 to the Company’s Chief Operating Officer, Bartholomew F. Palmisano, Jr.; $250,000 to the Company’s Executive Vice President, Dr. Dennis J. L. Buchman; and $205,000 to the Company’s Chief Financial Officer, David E. Verret.

The Committee also implemented a cash bonus program to provide incentives to the Company’s executives to achieve and exceed the Company’s financial targets. The executive officers of the Company are eligible for a cash bonus payable within two and one-half months following the calendar year, upon achievement of performance targets that are established by the Committee from time to time. The bonus amount is based upon a full standard bonus (“Standard Bonus”) determined as a percentage of each officer’s base salary. The Company’s Chief Executive Officer is eligible for a Standard Bonus equal to 75% of his base salary and the Company’s Chief Operating Officer, Executive Vice President and Chief Financial Officer are each eligible for a Standard Bonus equal to 50% of their respective base salaries. The actual bonus amount payable for each executive officer will be based on the percentage by which the established performance targets are met or exceeded, as follows:

Level of Performance Goal Achievement	Incentive Payout
(as a Percentage of Performance Target)	(as a Percentage of the Standard Bonus)
Less than 100%	-0-
100%	50%
101%	60%
102%	70%
103%	80%
104%	90%
105%	100%
106%	110%
107%	120%
108%	130%
109%	140%
110%	150%

The Committee also resolved that executive officers who serve on the Company’s Board of Directors will do so without additional compensation, except as may be approved by the Committee from time to time. The Committee further resolved that the Company will continue to pay an annual directors retainer fee of $25,000 to each non-employee director of the Company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) The following exhibits are filed herewith:

Exhibit Number	Description
99.1	Form of Option Agreement

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCA, INC.

	By:	/s/ David E. Verret

David E. Verret Senior Vice President of Finance and Chief Financial Officer

Date: January 6, 2005

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Form of Option Agreement